Exhibit 99.1

Press Release
iStar Announces Second Quarter 2016 Results

◦	Net income grew to $0.37 per diluted common share from a loss of $(0.36) in the second quarter of last year.

◦	Adjusted income grew to $0.56 per diluted common share from $0.11 in the second quarter of last year.

◦	Common stock repurchases totaled 3.6 million shares, or 5% of shares outstanding; authorization for additional repurchases increased to $50 million.

NEW YORK, August 4, 2016

iStar (NYSE: STAR) today reported results for the second quarter ended June 30, 2016.

Second Quarter 2016 Results

iStar reported net income allocable to common shareholders for the second quarter of $38.1 million, or $0.37 per diluted common share, compared to a loss of $(31.0) million, or $(0.36) per diluted common share for the second quarter 2015.

Adjusted income allocable to common shareholders for the second quarter was $61.1 million, or $0.56 per diluted common share, an increase from $9.1 million, or $0.11 per diluted common share for the second quarter 2015.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and reconciliation to GAAP net income (loss).

Investment Activity

During the quarter, iStar funded a total of $118.0 million associated with new investments, prior financing commitments and ongoing development. In addition, the portfolio generated $461.0 million of repayments and sales over the same period.

Portfolio Overview

At June 30, 2016, the Company’s portfolio totaled $4.88 billion, which is gross of $433.2 million of accumulated depreciation and $37.0 million of general loan loss reserves.

Real Estate Finance

iStar's real estate finance business targets sophisticated and innovative investors by providing one-stop capabilities that encompass financial alternatives ranging from full envelope senior loans to large scale mezzanine and preferred equity capital positions.

At June 30, 2016, the Company’s real estate finance portfolio totaled $1.61 billion, gross of general loan loss reserves. The portfolio included $1.53 billion of performing loans with a weighted average maturity of 2.2 years.

iStar invested $63.9 million and received $183.1 million of proceeds within its real estate finance portfolio during the quarter. During the quarter, the Company sold, at par, participations in two first mortgage investments totaling $219.0 million of commitments, of which the Company had funded $22.8 million at sale.

Performing Loans Statistics
	Q2'16	Q1'16	Q2'15
First mortgages / senior loans	64%	59%	52%
Mezzanine / subordinated debt	36%	41%	48%
Total	100%	100%	100%

Wtd. avg. LTV	66%	68%	67%
Yield	8.4%	8.5%	8.7%

At June 30, 2016, the Company’s non-performing loans (NPLs) had a carrying value of $79.5 million. The Company recorded a $0.7 million provision for loan losses for the quarter.

Net Lease

iStar's net lease business seeks to create stable cash flows through long-term leases to single tenants on its properties. The Company targets corporate customers with mission-critical facilities, offering solutions that combine iStar's capabilities in underwriting, lease structuring, asset management and build-to-suit construction.

At the end of the quarter, iStar’s net lease portfolio totaled $1.53 billion, gross of $382.6 million of accumulated depreciation.

Net Lease Statistics
	Q2'16	Q1'16	Q2'15
Square feet (mm)	17.348	17.742	18.336
Occupancy	98%	97%	96%
Wtd. avg. lease term (yrs)	14.6	14.6	14.3
Yield	8.2%	7.9%	7.9%

During the quarter, the Company sold net lease assets for proceeds of $20.3 million and recorded gains of $4.3 million.

Operating Properties

At the end of the quarter, iStar's operating property portfolio totaled $537.1 million, gross of $43.8 million of accumulated depreciation, and was comprised of $427.1 million of commercial and $110.0 million of residential real estate properties. During the quarter, the Company invested $17.2 million within its operating properties portfolio and received $231.9 million of proceeds from sales, recognizing $60.5 million of gains net of non-controlling interest.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $24.4 million of revenue offset by $18.6 million of expenses during the quarter. iStar generally seeks to reposition these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts resulting in value realization upon sale.

During the quarter, the Company sold two commercial operating properties for $153.1 million of proceeds, recognizing $25.1 million of gains. Over the past twelve months, these properties generated net operating income of $6.6 million. In addition, the Company sold its interest in a venture that held a commercial operating property for $39.8 million and generated $31.5 million of earnings from equity method investments of which $10.1 million is attributable to noncontrolling interests.

"The gains we recognized through this quarter's sales serve as a good example of our maximizing value as we monetize our operating properties," said Jay Sugarman, iStar's Chairman and Chief Executive Officer. "The proceeds generated will allow us to recycle capital into higher return opportunities."

Commercial Operating Property Statistics
	Stabilized Operating			Transitional Operating			Total
	Q2'16	Q1'16	Q2'15	Q2'16	Q1'16	Q2'15	Q2'16	Q1'16	Q2'15
Gross book value ($mm)	$149.3	$140.9	$109.0	$277.8	$429.9	$502.1	$427.1	$570.8	$611.1
Occupancy	86%	85%	88%	63%	66%	57%	73%	73%	67%
Yield	8.2%	8.5%	9.1%	3.2%	3.5%	2.2%	4.6%	4.7%	3.5%

During the quarter, the Company executed commercial operating property leases covering approximately 115,000 square feet.

Residential Operating Properties

At the end of the quarter, the residential operating portfolio was comprised of condominium units generally located within luxury projects in major U.S. cities.

Residential Operating Property Statistics
$ in millions
	Q2'16	Q1'16	Q2'15
Condominium units sold	55	19	56
Proceeds	$38.7	$19.7	$40.4
Income	$14.3	$5.1	$16.5

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $1.14 billion, with eight projects in production, 10 in development and 12 in the pre-development phase. These projects are collectively entitled for approximately 30,000 lots and units.

Land & Development Portfolio Rollforward
$ in millions
Beginning balance (3/31/16)	$1,126.9
Asset sales(1)	(11.8)
Asset transfers in (out)(2)	(8.1)
Capital expenditures	30.8
Other	3.8
Ending balance (6/30/16)	$1,141.6

(1) Represents gross book value of the assets sold, rather than proceeds received. Cash proceeds received was $25.1 million.
(2) Assets transferred into land segment or out to another segment.

The Company has recently completed construction on two projects within its land & development portfolio:

One Palm
The Company and its partner completed construction of One Palm, a Class A multifamily rental and hotel development in Sarasota, FL. The project includes 138 rental apartments, which are 100% occupied. In addition, the 139-key hotel has averaged occupancy of 77% since opening. iStar projects a first year cash-on-cash return of 24% on its $10.0 million basis. The Company reclassified the asset as a commercial operating property during the second quarter.

1000 South Clark

The Company and its partner completed construction of 1000 South Clark, a 29-story, 469-unit, luxury multifamily development in downtown Chicago. Tenants began moving into the building in April and 242 leases have been signed with stabilization expected by early next year.

In addition, the Company completed significant phases within two of its land & development assets:

Ford Amphitheater
The Company completed construction of the Ford Amphitheater and adjoining public park at the Coney Island Boardwalk. The venue hosted its first concert at the end of June, and has over 40 events scheduled. Construction work continues at the historic Childs building, which will include 20,000 square feet of bar, restaurant and event space adjacent to the amphitheater. The amphitheater serves as an integral part of the Company's future plans at Coney Island, where it owns an additional four acres of developable land.

The Asbury
The Company celebrated the grand opening of The Asbury, an innovative, 110-key hotel, on Memorial Day weekend, marking the first new hotel to open in Asbury Park, NJ in 50 years. The hotel hosts numerous venues, including several unique bars, a rooftop nightclub, open-air movie theater, gameroom, biergarten and resort-style pool. Mentioned as part of Travel + Leisure's Best Places to Travel in 2016, The Asbury is a key element of the Company's plan to develop its additional 30 acres along the oceanfront at Asbury Park.

Land & Development Statistics
$ in millions
	Q2'16	Q1'16	Q2'15
Land development revenue	$27.9	$14.9	$6.5
Land development cost of sales	(17.3)	(11.6)	(5.3)
Gross margin	$10.6	$3.3	$1.2
Earnings from land development equity method investments	2.7	6.7	4.5
Total	$13.3	$10.0	$5.7

"We're pleased to see momentum continue to build within our land & development portfolio as evidenced by the completion of these four high-profile projects and the receipt of $25 million in sales proceeds," said Geoffrey Jervis, iStar's Chief Operating Officer and Chief Financial Officer. "These proceeds will be redeployed into new investments in future periods."

Capital Markets

During the quarter, iStar entered into a new $450 million senior secured credit facility due July 1, 2020. The new term loan bears interest at a rate of LIBOR plus 4.5% with a 1.0% LIBOR floor and was issued at 99.0% of par. Proceeds from the new facility were used to refinance the $323 million balance of the Company's 7.0% Secured Term Loan due March 2017,

partially pay down outstanding borrowings on its Secured Revolving Credit Facility and pay related transaction costs. Outstanding borrowings under the new facility were initially collateralized 1.25x.

Separately, the Company repaid $265 million of unsecured notes due July 1, 2016 during the second quarter using proceeds from its unsecured notes offering completed in March.

The Company’s weighted average cost of debt for the second quarter was 5.6%. The Company’s leverage was 2.1x at the end of the quarter, within the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

The Company continued its stock repurchase activity, completing open market purchases during the second quarter of 3.6 million shares for $33.7 million or an average of $9.30 per share. This brings total shares of common stock and common stock equivalents repurchased over the past twelve months to 16.7 million, or 19% of shares outstanding. The Company had 71.9 million shares outstanding at the end of the quarter. During the quarter, the Board of Directors approved an increase in the stock repurchase program to $50.0 million. The repurchase program authorizes the Company to repurchase its common stock from time to time in the open market, through privately negotiated transactions and through one or more trading plans.

At the end of the quarter, iStar had $721.4 million of unrestricted cash and available capacity on its revolving credit facility. The Company expects to maintain larger liquidity balances in anticipation of retiring up to $400.0 million of convertible bonds due in November.

Personnel

During the quarter, the Company welcomed Geoffrey G. Jervis into the newly created role of Chief Operating Officer and Chief Financial Officer. Mr. Jervis brings with him an extensive background in corporate and real estate finance, strategic planning, risk and operations management, and public REIT accounting. Prior to joining iStar, he served as Chief Financial Officer at Stag Industrial (NYSE: STAG), Chief Financial Officer at Blackstone Mortgage Trust (NYSE: BXMT) and Chief Financial Officer at Capital Trust (NYSE: CT).

• • •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, August 4, 2016. This conference call will be broadcast live over the internet and can be accessed by all interested parties through iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investor” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar's website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contact:
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400
investors@istar.com

iStar
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Operating lease income	$54,518	$56,152	$109,455	$115,291
Interest income	34,400	33,729	67,620	68,625
Other income	10,097	12,761	21,637	23,325
Land development revenue	27,888	6,543	42,835	14,801
Total revenues	$126,903	$109,185	$241,547	$222,042
COST AND EXPENSES
Interest expense	$56,047	$55,824	$113,068	$110,456
Real estate expense	35,438	36,355	69,743	75,989
Land development cost of sales	17,262	5,252	28,838	12,142
Depreciation and amortization	14,474	15,516	29,182	34,017
General and administrative(1)	19,665	20,586	42,768	41,340
Provision for loan losses	700	19,151	2,206	23,444
Impairment of assets	3,012	1,674	3,012	1,674
Other expense	3,182	888	3,922	3,011
Total costs and expenses	$149,780	$155,246	$292,739	$302,073
Income (loss) before other items	$(22,877)	$(46,061)	$(51,192)	$(80,031)
Income from sales of real estate	43,484	18,355	53,943	39,511
Earnings from equity method investments	39,447	8,785	47,714	15,332
Income tax (expense) benefit	1,190	(811)	1,604	(6,688)
Loss on early extinguishment of debt	(1,457)	(44)	(1,582)	(212)
Net income (loss)	$59,787	$(19,776)	$50,487	$(32,088)
Net (income) loss attributable to noncontrolling interests	(8,825)	629	(7,883)	2,470
Net income (loss) attributable to iStar	$50,962	$(19,147)	$42,604	$(29,618)
Preferred dividends	(12,830)	(12,830)	(25,660)	(25,660)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	(20)	1,027	(11)	1,776
Net income (loss) allocable to common shareholders	$38,112	$(30,950)	$16,933	$(53,502)
_______________________________________________________________________________
(1) For the three months ended June 30, 2016 and 2015, includes $1,633 and $3,947 of stock-based compensation expense, respectively. For the six months ended June 30, 2016 and 2015, includes $6,211 and $7,186 of stock-based compensation expense, respectively.
(2) HPU Holders were current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. On August 13, 2015, the Company repurchased and retired 100% of the outstanding HPU shares through an exchange offer. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company's LTIP who are eligible to participate in dividends.

iStar
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)(2)
Basic	$0.52	$(0.36)	$0.22	$(0.63)
Diluted	$0.37	$(0.36)	$0.22	$(0.63)
Net income (loss)
Basic	$0.52	$(0.36)	$0.22	$(0.63)
Diluted	$0.37	$(0.36)	$0.22	$(0.63)
Adjusted income
Basic	$0.83	$0.11	$0.80	$0.18
Diluted	$0.56	$0.11	$0.59	$0.18
Weighted average shares outstanding
Basic	73,984	85,541	75,522	85,519
Diluted (for net income per share)	118,510	85,541	104,431	85,519
Diluted (for adjusted income per share)	118,510	114,515	120,066	85,921
Common shares outstanding at end of period	71,891	85,568	71,891	85,568
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.
(2) On August 13, 2015, the Company repurchased and retired 100% of the outstanding high performance unit (HPU) shares through an exchange offer.

iStar
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	June 30, 2016	December 31, 2015
ASSETS

Real estate
Real estate, at cost	$1,862,382	$2,050,541
Less: accumulated depreciation	(426,462)	(456,558)
Real estate, net	$1,435,920	$1,593,983
Real estate available and held for sale	126,070	137,274
	$1,561,990	$1,731,257
Land and development, net	1,046,013	1,001,963
Loans receivable and other lending investments, net	1,568,439	1,601,985
Other investments	228,756	254,172
Cash and cash equivalents	521,363	711,101
Accrued interest and operating lease income receivable, net	13,999	18,436
Deferred operating lease income receivable	95,767	97,421
Deferred expenses and other assets, net	173,070	181,457
Total assets	$5,209,397	$5,597,792

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$212,826	$214,835
Loan participations payable, net	186,854	152,086
Debt obligations, net	3,770,643	4,118,823
Total liabilities	$4,170,323	$4,485,744

Redeemable noncontrolling interests	$7,621	$10,718

Total iStar shareholders' equity	$985,563	$1,059,112
Noncontrolling interests	45,890	42,218
Total equity	$1,031,453	$1,101,330

Total liabilities and equity	$5,209,397	$5,597,792

iStar
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$36,585	$17,828	$105	$—	$54,518
Interest income	34,400	—	—	—	—	34,400
Other income	323	433	7,213	1,167	961	10,097
Land development revenue	—	—	—	27,888	—	27,888
Earnings from equity method investments	—	944	31,076	2,688	4,739	39,447
Income from sales of real estate	—	4,338	39,146	—	—	43,484
Total revenue and other earnings	$34,723	$42,300	$95,263	$31,848	$5,700	$209,834
Real estate expense	—	(4,728)	(20,796)	(9,914)	—	(35,438)
Land development cost of sales	—	—	—	(17,262)	—	(17,262)
Other expense	(925)	—	—	—	(2,257)	(3,182)
Allocated interest expense	(14,631)	(16,464)	(5,849)	(8,668)	(10,435)	(56,047)
Allocated general and administrative(1)	(3,786)	(4,313)	(1,638)	(3,327)	(4,968)	(18,032)
Segment profit (loss)	$15,381	$16,795	$66,980	$(7,323)	$(11,960)	$79,873
_______________________________________________________________________________
(1) Excludes $1,633 of stock-based compensation expense.

AS OF JUNE 30, 2016
	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,464,438	$397,944	$—	$—	$1,862,382
Less: accumulated depreciation	—	(382,613)	(43,849)	—	—	(426,462)
Real estate, net	$—	$1,081,825	$354,095	$—	$—	$1,435,920
Real estate available and held for sale	—	—	126,070	—	—	126,070
Total real estate	$—	$1,081,825	$480,165	$—	$—	$1,561,990
Land and development, net	—	—	—	1,046,013	—	1,046,013
Loans receivable and other lending investments, net	1,568,439	—	—	—	—	1,568,439
Other investments	—	67,895	13,065	88,874	58,922	228,756
Total portfolio assets	$1,568,439	$1,149,720	$493,230	$1,134,887	$58,922	$4,405,198
Cash and other assets						804,199
Total assets						$5,209,397

iStar
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
ADJUSTED INCOME (1)
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$38,112	$(30,950)	$16,933	$(53,502)
Add: Depreciation and amortization	17,335	17,293	34,508	37,365
Add: Provision for (recovery of) loan losses	700	19,151	2,206	23,444
Add: Impairment of assets	3,012	1,674	3,927	6,011
Add: Stock-based compensation expense	1,633	3,947	6,211	7,186
Add: Loss on early extinguishment of debt	1,457	44	1,582	212
Less: Losses on charge-offs and dispositions	(1,148)	(689)	(4,563)	(3,196)
Less: HPU/Participating Security allocation	(12)	(1,330)	(28)	(2,283)
Adjusted income allocable to common shareholders	$61,089	$9,140	$60,776	$15,237
_______________________________________________________________________________
(1) Adjusted Income allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively. Effective in the second quarter 2016, we modified our presentation of Adjusted Income to include losses on charge-offs and dispositions of previously impaired or reserved assets to provide a more informative metric for investors to help evaluate our operating performance.

iStar
Supplemental Information
(In thousands)
(unaudited)

Twelve Months Ended June 30, 2016
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - trailing twelve months (A)	$82,705
Average total assets (B)	$5,523,105
Expense Ratio (A) / (B)	1.5%

As of
June 30, 2016
Leverage
Book debt	$3,770,643
Less: Cash and cash equivalents	(521,363)
Net book debt (C)	$3,249,280

Book equity	$1,031,453
Add: Accumulated depreciation and amortization(1)	479,091
Add: General loan loss reserves	37,000
Sum of book equity, accumulated D&A and general loan loss reserves (D)	$1,547,544
Leverage (C) / (D)	2.1x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(2)	$4,177,275
Unsecured debt (F)	$3,069,722
Unencumbered Assets / Unsecured Debt (E) / (F)	1.4x
_______________________________________________________________________________
(1) Accumulated depreciation and amortization includes iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.
(2) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar
Supplemental Information
(In thousands)
(unaudited)

			As of
			June 30, 2016
UNFUNDED COMMITMENTS

Performance-based commitments(1)			$487,135
Strategic investments			45,902
Discretionary fundings			4,258
Total Unfunded Commitments			$537,295

LOAN RECEIVABLE CREDIT STATISTICS	As of
	June 30, 2016		December 31, 2015

Carrying value of NPLs /
As a percentage of total carrying value of loans	$79,484	5.3%	$60,327	3.9%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(2)	$110,371	6.8%	$108,165	6.6%
_______________________________________________________________________________
(1) Excludes $230.9 million of commitments on loan participations sold that are not the obligation of the Company but are consolidated on the Company's balance sheet.
(2) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2016(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Land & Development	$46	$—	$—	$1,142	$1,188	25%
Office / Industrial	161	828	51	—	1,040	22%
Mixed Use / Collateral	458	—	192	—	650	13%
Hotel	350	136	57	—	543	11%
Entertainment / Leisure	—	498	—	—	498	10%
Condominium	296	—	110	—	406	8%
Retail	66	57	127	—	250	5%
Other Property Types	228	13	—	—	241	5%
Strategic Investments	—	—	—	—	59	1%
Total	$1,605	$1,532	$537	$1,142	$4,875	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$907	$382	$—	$270	$1,559	32%
West	96	393	48	356	893	18%
Southeast	135	237	204	154	730	15%
Mid-Atlantic	173	139	73	207	592	12%
Southwest	53	159	138	148	498	10%
Central	178	80	60	2	320	7%
Various	63	142	14	5	224	5%
Strategic Investments	—	—	—	—	59	1%
Total	$1,605	$1,532	$537	$1,142	$4,875	100%
_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.